SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2008

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Greenwood Square, Suite 101
3333 Street Road, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

During the three months ended December 31, 2007, Orleans Homebuilders, Inc. (the “Company”) determined that its operating strategy no longer supported maintaining a presence in the Phoenix, Arizona market, the Company’s western region.  Accordingly, the Company disposed of its entire balance of work-in-process inventory and land in this region.  The Company has shut down all operations that supported the western region and terminated employees associated with that region.  The Company has historically reported this business as its western region operating segment. The disposed work-in-process inventory and land assets constituted substantially all of the Company’s assets and operations in the western region.

The western region was reported as discontinued operations in the Company’s second quarter fiscal 2008 Form 10Q filed February 8, 2008.

We have furnished as Exhibit 99.1 to this report Unaudited Supplemental Consolidated and Combined Statements of Operations for fiscal 2007, 2006 and 2005, the first two quarters of fiscal 2008 and each of the quarters in fiscal 2007.  In each case, the historic statements of operations have been revised to reflect the business in the western region as discontinued operations.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2008

Orleans Homebuilders, Inc.

	By:	Garry P. Herdler
		Name:	Garry P. Herdler
		Title:	Executive Vice President,
Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Unaudited Supplemental Consolidated and Combined Statements of Operations for fiscal 2007, 2006 and 2005, the first two quarters of fiscal 2008 and each of the quarters in fiscal 2007